Exhibit 99.1
Verisk Reports First-Quarter 2018 Financial Results

•	Revenue grew 15.6% to $581 million; organic constant currency revenue growth was 7.0%.

•	Net income was $133 million; EBITDA, a non-GAAP measure, was $269 million.

•	Net income grew 22.2%; organic constant currency EBITDA growth was 7.4%.

•	Diluted GAAP earnings per share (GAAP EPS) were $0.79; diluted adjusted earnings per share (adjusted EPS), a non-GAAP measure, were $0.94.

•	Net cash provided by operating activities was $327 million year-to-date. Free cash flow, a non-GAAP measure, was $284 million year-to-date.

•	The company repurchased $40 million of its shares for the quarter ended March 31, 2018.

JERSEY CITY, N.J., May 1, 2018 — Verisk (Nasdaq:VRSK), a leading data analytics provider, today announced results for the quarter ended March 31, 2018.
Scott Stephenson, chairman, president and CEO said, “We're off to a strong start in 2018 with another solid quarter of organic constant currency revenue growth of over 7 percent, reflecting exceptional performance in our core Insurance business segment.  We're also pleased to have strengthened the performance orientation of our compensation program, as detailed in our recent 2018 Proxy Statement.  These changes are in direct response to the investor feedback that we've solicited and received.”
Lee Shavel, CFO and executive vice president, said, “As we disclosed in our earlier press release dated April 26, we’ve recast the business segments due to a change in how we assess the performance of and allocate resources to the business.  We believe this will provide improved transparency for investors. With attractive organic constant currency revenue growth and stable organic EBITDA margins that include significant reinvestment in several growth initiatives, Verisk continues to deliver both strong capital generation and attractive return opportunities.”
Table 1: Summary of Results (GAAP and Non-GAAP)
(in millions, except per share amounts)
Note: EBITDA, adjusted net income, and adjusted EPS are non-GAAP measures.

	Three Months Ended
	March 31,
	2018	2017	Change
Revenues	$581.2	$502.6	15.6%
EBITDA	$268.8	$245.7	9.4%
Net income	$133.0	$108.8	22.2%
Adjusted net income	$159.3	$125.3	27.1%
Diluted GAAP EPS	$0.79	$0.64	23.4%
Diluted adjusted EPS	$0.94	$0.74	27.0%
Revenue
Total revenue increased 15.6% in first-quarter 2018 compared with first-quarter 2017. Organic constant currency revenue growth was 7.0%. Insurance led the revenue growth in the quarter.

Table 2: Revenues and Revenue Growth by Segment
(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	March 31,		March 31, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Underwriting & rating	$280.6	$253.2	10.8%	6.9%	6.9%
Claims	132.0	113.7	16.1%	13.0%	12.6%
Insurance	412.6	366.9	12.5%	8.8%	8.7%
Energy and Specialized Markets	125.5	106.3	18.1%	8.4%	3.1%
Financial Services	43.1	29.4	46.2%	2.1%	1.5%
Revenues	$581.2	$502.6	15.6%	8.3%	7.0%
Insurance segment revenue grew 12.5% in the first quarter of 2018 and 8.7% in organic constant currency.

•
Underwriting & rating revenue increased 10.8% in the quarter and 6.9% on an organic constant currency basis, resulting primarily from increases within our catastrophe modeling services and underwriting solutions.

•	Claims revenue grew 16.1% in the quarter and 12.6% on an organic constant currency basis. Growth was driven by our repair cost estimating solutions and claims analytics revenue.
Energy and Specialized Markets segment revenue increased 18.1% in the quarter and 3.1% on an organic constant currency basis, as the energy business's end market has continued to stabilize.
Financial Services segment revenue increased 46.2% in the quarter and 1.5% on an organic constant currency basis. Analytical products and media effectiveness solutions saw growth in the quarter.
Operating Income and EBITDA
Operating income increased 3.6% to $194.5 million in the quarter.
EBITDA expenses, consisting of cost of revenues, selling, general and administrative expenses, and investment income and others, net, increased 21.6% compared with first-quarter 2017. On an organic constant currency basis, EBITDA expenses increased 6.7% in the quarter. The year-over-year organic constant currency increase was primarily due to salaries and benefits related to innovation and business growth.
EBITDA increased 9.4% to $269 million in first-quarter 2018. On an organic constant currency basis, EBITDA increased 7.4% in the quarter. Organic EBITDA margin of 49.0% was down slightly from the first-quarter 2017 level of 49.1%.
Table 3: EBITDA by Segment
(in millions)

			EBITDA Growth
	Three Months Ended		Three Months Ended
	March 31,		March 31, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Insurance	$224.0	$203.8	9.9%	9.7%	9.7%
Energy and Specialized Markets	33.6	31.7	6.0%	(1.3)%	(5.9)%
Financial Services	11.2	10.2	9.8%	3.9%	5.1%
EBITDA	$268.8	$245.7	9.4%	8.0%	7.4%

Table 4: EBITDA Margin by Segment

	Three Months Ended
	March 31,
	2018	2017	2018	2017
	Reported		Organic
Insurance	54.3%	55.6%	56.3%	55.8%
Energy and Specialized Markets	26.8%	29.8%	27.1%	29.8%
Financial Services	26.0%	34.6%	36.1%	35.5%
EBITDA margin	46.3%	48.9%	49.0%	49.1%
Net Income and Earnings Per Share
Net income increased 22.2% to $133 million. Diluted GAAP EPS was $0.79 for first-quarter 2018, an increase of 23.4% compared with the same period in 2017. Diluted adjusted EPS was $0.94 for first-quarter 2018, an increase of 27.0% compared with the same period in 2017. Equalizing the first-quarter 2017 effective tax rate to that of first-quarter 2018, both adjusted net income and diluted adjusted EPS would have increased 6.8%. Diluted adjusted EPS benefited from organic growth in the business, contributions from acquisitions, 2017 tax reform, and lower share count. The benefits were offset by increased depreciation and amortization expense and increased interest expense.
Cash Flow
Net cash provided by operating activities was $327 million for the three months ended March 31, 2018, an increase of 2.9%. Capital expenditures increased 38.9% to $43 million and were 7.4% of revenues for the three months ended March 31, 2018. The increase in capital expenditures for the first quarter of 2018 compared with the first quarter of 2017 was primarily related to the purchase of aircraft and sensors and software development for our recent acquisitions. Free cash flow was $284 million year-to-date, a decrease of 1.0%.
Free cash flow represented 105.6% of EBITDA for the three months ended March 31, 2018 compared with 116.7% in the prior year period.
Share Repurchases
The company repurchased 382,508 shares at an average price of $104.22, for a total cost of $40 million in the quarter. At March 31, 2018, the company had $326 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, May 2, 2018, at 8:30 a.m. EDT (5:30 a.m. PDT, 12:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 1-512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 1-404-537-3406 for international participants using conference ID #7319818.
About Verisk
Verisk (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy and specialized markets, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk helps customers protect people, property, and financial assets.

Headquartered in Jersey City, N.J., Verisk operates in 30 countries and is a member of Standard & Poor’s S&P 500® Index. In 2017, Forbes magazine named Verisk to its America’s Best Mid-Size Employers list and to its World’s Most Innovative Companies list. Verisk is one of only seven companies to appear on both lists. For more information, please visit www.verisk.com.

Contact:
Investor Relations
Lee Shavel
Chief Financial Officer
Verisk
201-469-2073
IR@verisk.com
Media
Rich Tauberman
MWWPR (for Verisk)
202-600-4546
rtauberman@mww.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as organic constant currency revenue and organic constant currency revenue growth; EBITDA, EBITDA margin, and EBITDA growth on an as reported, organic and organic constant currency basis; adjusted net income and adjusted net income growth; adjusted EPS and adjusted EPS growth; and free cash flow and free cash flow growth; provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Our operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact change in value over time compared to the U.S. dollar; accordingly, we present certain constant currency financial information to provide a framework to assess how our businesses performed excluding the impact of foreign currency exchange rate fluctuations. We use the term “constant currency” to present results that have been adjusted to exclude foreign currency impact. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating comparable prior-period year results at the currency exchange rates used in the current period, rather than the exchange rates in effect during the prior period.
EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, provision for income taxes, and depreciation and amortization expense.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S.

GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 5, below, for a reconciliation of EBITDA expenses to cost of revenues; selling, general and administrative expense; and investment income and others, net. See Table 6, below, for a reconciliation of EBITDA to net income, Table 7 for a reconciliation of adjusted net income to net income, and Table 8 for a reconciliation of free cash flow to net cash provided by operating activities.
Table 5: EBITDA Expense Reconciliation
(in millions)

	Three Months Ended
	March 31,
	2018	2017	Change
Cost of revenues	$221.2	$182.9	20.9%
Selling, general and administrative	91.8	75.9	21.0%
Investment income and others, net	(0.6)	(1.9)	(67.6)%
EBITDA expenses	$312.4	$256.9	21.6%

Table 6: Segment Results Summary and EBITDA Reconciliation
(in millions)

	Three Months Ended March 31,
	2018	2017	Change
Organic revenues:
Insurance	$398.5	$366.3	8.8%
Energy and Specialized Markets	115.2	106.3	8.4%
Financial Services	30.1	29.4	2.1%
Total organic revenues	543.8	502.0	8.3%
Revenues from acquisitions	37.4	0.6	N/A
Revenues	$581.2	$502.6	15.6%

Organic EBITDA:
Insurance	$224.3	$204.6	9.7%
Energy and Specialized Markets	31.3	31.7	(1.3)%
Financial Services	10.9	10.4	3.9%
Total organic EBITDA	266.5	246.7	8.0%
EBITDA from acquisitions	2.3	(1.0)	N/A
EBITDA	268.8	245.7	9.4%
Depreciation and amortization of fixed assets	(40.5)	(33.8)	19.8%
Amortization of intangible assets	(33.2)	(22.3)	49.1%
Interest expense	(32.8)	(28.4)	15.4%
Provision for income taxes	(29.3)	(52.4)	(44.1)%
Net income	$133.0	$108.8	22.2%
Organic EBITDA margin	49.0%	49.1%
EBITDA margin	46.3%	48.9%
Net income margin	22.9%	21.7%

Table 7: Adjusted Net Income Reconciliation
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017	Change
Net income	$133.0	$108.8	22.2%
plus: Amortization of intangible assets	33.2	22.3
less: Income tax effect on amortization of intangible assets	(6.9)	(5.8)
Adjusted net income	$159.3	$125.3	27.1%

Basic adjusted EPS	$0.97	$0.75	29.3%
Diluted adjusted EPS	$0.94	$0.74	27.0%

Weighted average shares outstanding
Basic	165.0	166.4
Diluted	169.0	170.2

Table 8: Free Cash Flow Reconciliation
(in millions)
Note: Free cash flow is a non-GAAP measure.

	Three Months Ended
	March 31,
	2018	2017	Change
Net cash provided by operating activities	$327.0	$317.9	2.9%
less: Capital expenditures	(43.2)	(31.1)	38.9%
Free cash flow	$283.8	$286.8	(1.0)%
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2018, and December 31, 2017

	2018	2017

	(In millions, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$149.8	$142.3
Available-for-sale securities	3.8	3.8
Accounts receivable, net of allowance for doubtful accounts of $4.5 and $4.6, respectively	424.1	345.5
Prepaid expenses	52.6	38.1
Income taxes receivable	8.1	28.8
Other current assets	70.2	39.1
Total current assets	708.6	597.6
Noncurrent assets:
Fixed assets, net	489.0	478.3
Intangible assets, net	1,356.6	1,345.3
Goodwill	3,454.2	3,368.7
Deferred income tax assets	16.6	15.9
Other assets	221.9	214.5
Total assets	$6,246.9	$6,020.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$223.8	$225.4
Short-term debt and current portion of long-term debt	740.9	724.4
Deferred revenues	586.6	384.7
Income tax payable	6.8	3.1
Total current liabilities	1,558.1	1,337.6
Noncurrent liabilities:
Long-term debt	2,041.1	2,284.4
Deferred income tax liabilities	356.5	337.8
Other liabilities	106.9	135.1
Total liabilities	4,062.6	4,094.9
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 165,099,769 and 164,878,930 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,201.9	2,180.1
Treasury stock, at cost, 378,903,269 and 379,124,108 shares, respectively	(3,185.3)	(3,150.5)
Retained earnings	3,476.9	3,308.0
Accumulated other comprehensive losses	(309.3)	(412.3)
Total stockholders’ equity	2,184.3	1,925.4
Total liabilities and stockholders’ equity	$6,246.9	$6,020.3

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended March 31, 2018 and 2017

	Three Months Ended March 31,
	2018	2017

	(In millions, except for share and per share data)
Revenues	$581.2	$502.6
Expenses:
Cost of revenues (exclusive of items shown separately below)	221.2	182.9
Selling, general and administrative	91.8	75.9
Depreciation and amortization of fixed assets	40.5	33.8
Amortization of intangible assets	33.2	22.3
Total expenses	386.7	314.9
Operating income	194.5	187.7
Other income (expense):
Investment income and others, net	0.6	1.9
Interest expense	(32.8)	(28.4)
Total other expense, net	(32.2)	(26.5)
Income before income taxes	162.3	161.2
Provision for income taxes	(29.3)	(52.4)
Net income	$133.0	$108.8
Basic net income per share	$0.81	$0.65
Diluted net income per share	$0.79	$0.64
Weighted average shares outstanding:
Basic	165,043,047	166,442,991
Diluted	168,992,535	170,150,862

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Three Months Ended March 31, 2018 and 2017

	2018	2017

	(In millions)
Cash flows from operating activities:
Net income	$133.0	$108.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	40.5	33.8
Amortization of intangible assets	33.2	22.3
Amortization of debt issuance costs and original issue discount	1.0	1.1
Provision for doubtful accounts	1.5	0.8
Stock-based compensation	8.8	6.5
Deferred income taxes	(0.6)	(0.7)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(74.7)	(31.0)
Prepaid expenses and other assets	(6.9)	(4.7)
Income taxes	24.4	48.1
Accounts payable and accrued liabilities	(3.0)	(28.3)
Deferred revenues	199.1	168.1
Other liabilities	(29.3)	(6.9)
Net cash provided by operating activities	327.0	317.9
Cash flows from investing activities:
Acquisitions, net of cash acquired of $2.3 and $3.6, respectively	(21.8)	(66.5)
Escrow funding associated with acquisitions	(0.4)	(9.8)
Capital expenditures	(43.2)	(31.1)
Purchases of available-for-sale securities	(0.1)	(0.1)
Proceeds from sales and maturities of available-for-sale securities	0.1	0.1
Other investing activities, net	(3.1)	—
Net cash used in investing activities	(68.5)	(107.4)
Cash flows from financing activities:
Repayment of short-term debt, net	(235.0)	(100.0)
Repurchases of common stock	(36.2)	(99.3)
Proceeds from stock options exercised	17.5	7.5
Other financing activities, net	(0.5)	(0.5)
Net cash used in financing activities	(254.2)	(192.3)
Effect of exchange rate changes	3.2	1.7
Increase in cash and cash equivalents	7.5	19.9
Cash and cash equivalents, beginning of period	142.3	135.1
Cash and cash equivalents, end of period	$149.8	$155.0
Supplemental disclosures:
Income taxes paid	$5.1	$4.8
Interest paid	$19.3	$13.8
Noncash investing and financing activities:
Repurchases of common stock included in accounts payable and accrued liabilities	$3.6	$11.2
Deferred tax liability established on date of acquisition	$1.6	$5.9
Capital lease obligations	$7.7	$—
Fixed assets included in accounts payable and accrued liabilities	$1.0	$1.7